* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

LICENSING AGREEMENT

THIS AGREEMENT made as of the 11 day of April 2007. ("Effective Date")

BETWEEN:

SKINVISIBLE PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Nevada having its principal place of business located at Unit #10 - 6320 South Sandhill Road, Las Vegas, Nevada, 89120 (“Skinvisible”);

AND:

DRJ GROUP, INC, a company incorporated under the laws of the State of California having its principal place of business located at 171 Saxony Road, Suite 202 Encinitas, CA 92024 (the “Licensee”).

WHEREAS:

A.
Skinvisible is in the business of developing polymer-based delivery systems and related technologies for combining hydrophilic and hydrophobic polymer emulsions and licensing its technologies and selling its polymer delivery systems to established brand manufacturers and providers of topical prescription and over-the-counter cosmetic and skin-care products.

B.	The Licensee is engaging in the business of marketing and distributing OTC products.

C.	Skinvisible and the Licensee have agreed to enter into this Agreement, whereby the Licensee will have the right to distribute, market, sell and promote the Product throughout the Territory.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth and other good and valuable consideration, the parties agree as follows:

I. DEFINITIONS

In this Agreement, the following terms have the following meanings:

1.1	“Customers” means, at any time and from time to time, the customers of the Licensee in respect of the Product.

1.2
“Confidential Information” means any and all technical or business information, data, designs, concepts, ideas, Product, processes, methods, techniques, specifications, formulas, compositions, samples, know-how, trade secrets, and improvements of a confidential or proprietary nature, whether in tangible form or not, which relate to the Product, or the development, manufacture, end-use, or commercialization thereof, and were disclosed by one party to the other party under this Agreement. As used herein, “Confidential Information” shall not include information a party can demonstrate through its records:

(a)	is, at the time of disclosure, available to the general public;

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

(b)	becomes at a later date available to the general public through no fault of the receiving party, and then only after said later date;

(c)	was already in the possession of the receiving party without restriction prior to the date of disclosure;

(d)	is disclosed to the party without secrecy obligations by a third party who had a lawful right to disclose it; or

(e)	is independently developed by personnel of the receiving party who had no direct or indirect access to the Confidential Information of the disclosing party.

1.3	“Formula” shall mean the specific ingredients, composition, and process for preparing the Product (as defined below).

1.4
“Patents” shall mean U.S. Patent No. 6,756,059 issued June 29th, 2004 for "Topical Composition, Topical Composition Precursor, and Methods for Manufacturing and Using the Same"; PCT Application No. US02/26301 filed on August 16, 2002 for purposes of the countries designated therein that are within the Territory; and all divisions, continuations, continuation-in-parts, reissues, reexamination applications, extensions, foreign equivalents within the Territory, and patents issuing therefrom which are owned or controlled by Skinvisible pertaining to the Product, Confidential Information, and Improvement Inventions.

1.5	“Polymer” means Skinvisible’s proprietary and patented Invisicare® delivery system technology and further identified in Schedule A.

1.6	“Product” means Skinvisible's proprietary formula including Invisicare® polymer and incorporating active ingredient(s), and further identified in Schedule B.

1.7
"Product Specifications" shall mean the specifications for the Product that will likely be needed to meet customer and regulatory requirements. These Product Specifications as set forth on the attached Schedule B shall not be modified without the express, written agreement of the parties.

1.8	"Territory" means those countries identified in Schedule C.

1.9	“Net Sales” *

II. APPOINTMENT, TERRITORY AND PRODUCT

2.1
Subject to the terms hereof, Skinvisible hereby appoints the Licensee and grants to the Licensee the exclusive right to distribute, sell, market and promote the Product within the Territory. For greater certainty, while this Agreement shall remain in effect, no person, firm or corporation will be granted the right to distribute, sell, market or promote the Product within the Territory other than the Licensee.

2.2
The Licensee shall be restricted from integrating the Product into the manufacture and production of a separate finished formulation to be distributed, sold, marketed and promoted by or on behalf of the Licensee or its permitted agents, associates, or affiliates.

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

2.3	In the event the Licensee seeks to private label the Product in the Territory, the Licensee agrees to:

(a)	*

(b)	*

2.4
Licensee recognizes that Skinvisible is in the business of developing, marketing, selling, and distributing its polymer-based delivery systems and related technologies (including Product), and developing end-use applications therefore, on a worldwide basis. For so long as Licensee retains its license rights for the Product granted under Section 2.1 of this Agreement, Skinvisible shall refrain from selling the Product to customers within the Territory, or engaging any third party as a Licensee of the Product within the Territory.

III. LICENSEE NOT MADE AGENT OR LEGAL REPRESENTATIVE

This Agreement does not render Licensee an agent or legal representative of Skinvisible for any purpose whatsoever. The Licensee is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of Skinvisible or to bind Skinvisible in any manner or thing whatsoever.

IV. PRICING AND PAYMENT

4.1	*

4.2	*

4.3	*

4.4	*

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

4.5	*

4.6	*

V. TERMS AND CONDITIONS OF POLYMER ORDERS

5.1
The Licensee shall submit a written purchase order to Skinvisible specifying the amount of Polymer required. Skinvisible agrees to provide an acceptance of an order within three (3) business days after receiving a written purchase order from the Licensee.

5.2
All of the Polymer ordered by the Licensee shall be shipped within three (3) weeks from the date the acceptance of an order has been delivered to the Licensee and shall carry an expiration date of two (2) years from the date of shipment. Delivery of all Polymer sold by Skinvisible to the Licensee shall be F.O.B. the place of Polymer manufacture. The method and route of shipment shall be at the sole discretion of the Licensee subject to Skinvisible’s guidelines for the method and conditions of shipment which would provide for arrival of the Polymer at the Licensee’s point of delivery in substantially the same condition as such Polymer were at the point of shipment. These guidelines include conditions regarding temperature (which shall not exceed at a maximum of 45[0] Celsius and at a minimum of 4[0] Celsius) to preserve the quality and integrity of the Polymer during shipment. Failure of Licensee to abide by Skinvisible’s guidelines in the shipment of the Polymer shall bar the Licensee from making any claim whatsoever against Skinvisible arising from any defect in the Polymer which occurred or arose during shipment. Nothing in this section shall mean or be implied to mean that there is any shifting of the risk of loss of goods to Skinvisible once such goods are placed in the control of Licensee’s carrier. All such risk of loss is borne by Licensee once the Polymer to be shipped has been delivered to or placed in the control of the carrier.

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

5.3	Title to the Polymer shall pass from Skinvisible to the Licensee upon the delivery to a recognized commercial carrier of the Polymer for shipment to the Licensee.

5.4
Skinvisible shall deliver the Polymer to the Licensee free and clear of all liens, encumbrances and security interests and shall not, without the prior written consent of the Licensee: (a) transfer, deliver or otherwise provide the Polymer as listed in the written purchase order submitted by the Licensee to any other person or entity; or (b) assign any rights to the Polymer as listed in the written order submitted by the Licensee to any other person or entity.

5.5
Prior to receiving an acceptance of the written order from Skinvisible, the Licensee may cancel any order at any time, with or without cause, and the Licensee’s liability for such cancellation shall be limited to Skinvisible’s out-of-pocket costs and expenses incurred for such cancelled order.

5.6	The Licensee shall give notice to Skinvisible of any claims relating to the non-conformity of Polymer. The Licensee shall make all claims with respect to the Polymer as follows:

(a)
Any claim that a shipment contains a shortage of Polymer or other error in delivery must be made by the Licensee to Skinvisible in writing within seven (7) days from the date of receipt by the Licensee of such shipment of Polymer together with a reasonable description of the delivery error. The Licensee’s failure to make a claim in accordance with the foregoing sentence shall constitute agreement by the Licensee that there was no error in delivery. Provided that the Licensee makes a claim in accordance with this Section 5.6(a) and proves that the shipment contained a shortage of Polymer or other error in delivery, Skinvisible, at the Licensee’s option, shall deliver to the Customer to such location(s) designated by the Licensee, at Skinvisible’s risk and cost and expense, the number of Polymer in shortage in such shipment, or credit the Licensee the amount of such shortage.

(b)
In the event that the Licensee claims that upon delivery any of the Polymer is non-conforming because the Polymer is not consistent with the Certificate of Analysis, the Licensee may reject the same, provided that (i) within thirty (30) days after receipt by the Licensee of such shipment of Polymer, the Licensee notifies Skinvisible in writing of the nonconformity, (ii) the Licensee sends the Polymer out for further review and inspection and it is determined that the Polymer are not consistent with the Certificate of Analysis, (iii) the Licensee returns to Skinvisible, at Skinvisible’s expense, the rejected Polymer or shipment, subject to the terms and conditions hereinafter provided, within seven (7) days after the Licensee receives notice that the further review and inspection of the Polymer found the Polymer to be inconsistent with the Certificate of Analysis, and (iv) none of the Polymer has been changed from its original condition. The Licensee’s failure to make a claim in accordance with the foregoing sentence shall constitute unqualified acceptance of all shipments and Polymer. Following receipt of the rejected Polymer under this Section 5.6(b), Skinvisible shall deliver Polymer consistent with the Certificate of Analysis within fourteen (14) days. Provided that the rejected Polymer has been rejected by the Licensee in accordance with the terms of this Section 5.6(b) and are proved to have been non-conforming, then Skinvisible shall credit the Licensee for the cost of the Polymer and all costs and expenses incurred by the Licensee in shipping the rejected Polymer back to Skinvisible, if such Polymer return requested is made by Skinvisible to the Licensee. The Licensee shall pay the costs of the conforming Polymer within thirty (30) days after receipt by the Licensee. The Licensee shall not be responsible for any royalty payments on the sale of any Polymer that do not conform to the Certificate of Analysis.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

(c)
In the event that the Licensee claims that upon delivery any of the Polymer are non-conforming for any reasons other than as set forth in Section 5.6(a) or (b), then Licensee may reject the same, provided that (i) within thirty (30) days after receipt by the Licensee of such shipment of Polymer, the Licensee notifies Skinvisible of such rejection, in writing, together with a reasonable description of why the Polymer have been rejected (the “Rejection Notice”), (ii) the Licensee, at Skinvisible’s option, may return to Skinvisible the rejected Polymer or shipment, subject to the terms and conditions hereinafter provided, within thirty (30) days after the Licensee sends the Rejection Notice, and (iii) none of the Polymer has been changed from its original condition. The Licensee’s failure to make a claim in accordance with the foregoing sentence shall constitute unqualified acceptance of all shipments and Polymer. Provided that the rejected Polymer has been rejected by the Licensee in accordance with the terms of this Section 5.5(c) and are proved to have been non-conforming, Skinvisible shall credit the Licensee for the cost of the Polymer and all costs and expenses incurred by the Licensee in shipping the rejected Polymer back to Skinvisible, if such Polymer return requested is made by Skinvisible to the Licensee.

5.7
The warranty for defective Polymer of Skinvisible as from time to time in effect shall be applicable to all sales of the Polymer by Skinvisible to the Licensee. Notwithstanding the provisions of Article XII hereof, Skinvisible shall have no obligation or liability to the Licensee for any loss, damage or expense of any kind caused directly or indirectly by the Polymer or the use, maintenance, repairs or adjustments of or to the Polymer except as may be provided in such warranty.

VI. OBLIGATIONS OF SKINVISIBLE

6.1 Skinvisible shall at all times during the Term of the Agreement:

(a)	publish and make available to the Licensee from time to time a list of the Polymer and a list of the prices charged by Skinvisible therefore;

(b)	with respect to each Polymer sold to the Licensee, provide the Licensee with a standard Certificate of Analysis;

(c)	reimburse the Licensee under any warranty obligation of Skinvisible;

(d)
permit the Licensee to use Skinvisible's Invisicare® trademark (collectively "Trademark") for the sole purpose of advertising, marketing and distributing the Product within the Territory, and strictly in accordance with the terms and conditions of the Trademark License Agreement of Schedule E.

(e)	use at least 20% of the royalty fee to help create greater consumer awareness of Skinvisible’s Invisicare® trademark and its value.

6.2
Skinvisible hereby grants Licensee a royalty-free, non-exclusive, non-transferable license to use Skinvisible's Confidential Information, Improvement Inventions, and Patents that are directly relevant to the advertising, marketing, distribution, and sale of the Product within the Territory under this Agreement, and the manufacture by Licensee of the Product, where applicable under Article VII. This license is limited in scope, and shall not authorize Licensee to use Skinvisible's Confidential Information, Improvement Inventions, or Patents outside of this Agreement without Skinvisible's prior, written consent.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

VII. RIGHT TO MANUFACTURE

7.1
Licensee shall have the right to manufacture the Product covered by this Agreement, instead of sourcing it from Skinvisible, provided that: (a) Licensee makes the Product strictly in accordance with the Formula, and that it achieves the Product Specifications; (b) Licensee sources the Polymer ingredient for the Product from Skinvisible; (c) Licensee applies Skinvisible's Invisicare® Trademark in a prominent fashion to all packaging, labels, tags, advertising, and promotional materials associated with the Products; and (d) Licensee pays Skinvisible the license fees and royalties due pursuant to Sections 4.4 and 4.5. Licensee shall notify Skinvisible ninety (90) days prior to its commencement of the manufacture of Product under this Section 7.1.

7.2
Should Licensee decide to manufacture Product under this Agreement, Skinvisible shall disclose to Licensee as soon reasonably practicable the Formula, Product Specifications, and manufacturing know-how in sufficient detail (using reasonable commercial efforts) to enable Licensee to make the Product. This information shall be treated as Skinvisible's Confidential Information pursuant to Article IX. Notwithstanding the foregoing, Skinvisible shall not be required to disclose any specific information to Licensee in the event that any agreement with a third party would preclude Skinvisible from doing so.

7.3
Licensee shall bear all costs associated with the: (a) disclosure of the Formula, Product Specifications, manufacturing know-how; (b) adapting such information or technology for its use by Licensee; (c) any necessary training; and (d) any documentation done for Licensee's internal purposes.

7.4
Licensee shall permit duly authorized representatives of Skinvisible, at reasonable times, upon reasonable nature, and in the company of Licensee's employees to enter any facility where the Product is being manufactured for the purpose of: (a) inspecting those portions of the facility used in the manufacture, handling, or storage of the Product; (b) inspecting the manufacture, handling, and storage of the Product; and (c) ensuring that the provisions of this Agreement are being complied with by Licensee. Such representatives shall comply with all of Licensee's plant safety and other rules and regulations while at the facility.

VIII. IMPROVEMENT INVENTIONS

8.1
Licensee shall have no right to make any modifications or improvements to the Product without Skinvisible's prior, written permission. Modifications or improvements to the Product will not be unreasonably withheld. In the event that Licensee does conceive, develop, or reduce to practice any invention or other information arising from or based upon the use of Skinvisible's Confidential Information or Product (hereinafter "Improvement Invention"), then Skinvisible shall be the sole owner of such Improvement Invention, which shall be subject to the exclusive Licenseeship grant of Article II. Should Licensee desire modification or improvement to be made to the Product, then it shall contract with Skinvisible under a separate agreement to develop such modifications or improvements.

8.2	Only Skinvisible shall have the right, in its sole discretion, to patent the Product and Improvement Inventions.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

IX. CONFIDENTIALITY

9.1
Each party recognizes the importance to the other party that of that other party’s Confidential Information, and such information is critical to the business of the disclosing party. Each party recognizes that neither party would enter into this Agreement without assurance that its Confidential Information and the value thereof will be protected as provided in this Article IX and elsewhere in this Agreement.

9.2
All Confidential Information shall remain the property of the disclosing party. The receiving party shall hold in strict confidence the disclosing party’s Confidential Information and with no less than the same degree of care that it holds its own confidential and proprietary information, and it will take all reasonable precautions to protect such Confidential Information. The receiving party shall make the Confidential Information received under this Agreement available only to those of its employees who have a need to know the same in connection with their work assignments to further the objections contemplated under this Agreement. No disclosures to third parties shall be made by the receiving party of such Confidential Information without the prior written approval of the disclosing party. The receiving party will use the disclosing party’s Confidential Information only for the purposes and under the circumstances provided in this Agreement.

9.3
Upon any termination of this Agreement, or earlier at a party's request, each party will return the other party’s Confidential Information and all documents or media containing any such Confidential Information to the other party, except that the receiving party has the right to keep one copy of such information for legal purposes (which shall remain subject to the confidentiality provisions set forth herein), including, but not limited to, copies of all documentation required by the FDA.

9.4
Each party acknowledges and agrees that the other party shall be entitled to appropriate equitable relief in addition to whatever remedies it may have at law in the event of a breach by the other party of its covenants contained in this Article IX. The foregoing provision is in addition to, and not in limitation of, any and all remedies at law, in equity or otherwise, that the non-breaching party may have upon the other party’s breach of this Agreement.

9.5
Except as otherwise provided in this Agreement, either party shall immediately notify the other party of any private or governmental request for Confidential Information or any other information or documents relating to the Product or this Agreement. Each party shall have the right to participate in the other party’s response to any such request. If a party receives any legal instrument requiring the production of data, work papers, reports, or other materials relating to this Agreement, that party shall: (a) give the other party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and (b) cooperate fully with the other party’s efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of the Confidential Information.

9.6
If either party becomes aware of the loss, theft or misappropriation of Confidential Information which is in its possession or control, it shall notify the other party in writing within seven (7) days of its discovery of such loss, theft or misappropriation.

9.7	The rights and duties of this Article 9 shall survive the termination of this Agreement, whether upon expiration or termination by either party.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

X. TERM AND TERMINATION

10.1
This Agreement shall continue in full force and effect for twenty (20) years from the Effective Date or the last to expire of the Patents, whichever occurs first, unless otherwise terminated as provided in Section 10.2 below, or by mutual written consent of the parties hereto.

10.2	Either party may terminate this Agreement at any time as follows:

(a)
By either party, effective immediately, in the event that the other party should fail to materially perform any of its material obligations under this Agreement and should fail to remedy such failure within thirty (30) calendar days after receiving written demand to remedy such failure.

(b)	By either party, upon thirty (30) days’ written notice if a force majeure event described in Section 15.1 shall have occurred and continue for sixty (60) days.

10.3
Skinvisible may terminate this agreement at any time if the Licensee should become the subject of any voluntary or involuntary bankruptcy, receivership or other insolvency proceedings or make an assignment or other arrangement for the benefit of its creditors, or if such other party should be nationalized or have any of its material assets expropriated.

10.4	This Agreement may also be terminated by mutual agreement of the parties.

XI. EFFECT OF TERMINATION

11.1	The rights, duties and obligations of the parties upon and following the expiration or termination of this Agreement however occurring shall be governed by the following provisions:

(a)
The termination of this Agreement shall not release or affect, and this Agreement shall remain fully operative as to, any obligations or liabilities incurred by either party prior to the effective date of such termination;

(b)
Skinvisible, subject to its production capabilities, shall fill all orders submitted by the Licensee during the term of this Agreement regardless of whether any of the Polymer in such orders are to be delivered after the expiration or termination of this Agreement. During such period of time that Skinvisible is filling such orders, all terms of this Agreement shall apply between the parties with respect to such production; and

(c)
Notwithstanding the provisions of Article XII hereof, Skinvisible shall, by reason only of the expiration or termination of this Agreement in accordance with the terms of this Agreement, be liable in any manner whatsoever to the Licensee for any damage of any kind whether direct, indirect or conse-quential, or for any profits on anticipated sales, or for any expenditures or investments; and

(d)
Upon the effective date of termination of this Agreement, the parties hereto acknowledge that the provisions set forth in Article II herein will no longer be in effect and that any limitations on the parties pertaining to sales and marketing and potential customers are dissolved and the parties are free to contract with any third party for future business; and

(e)	Termination or expiration of this Agreement for any reason shall not relieve the parties of their obligations under Articles VII, IX, X, XI, XII, XIII, and XIV of this Agreement.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

XII. WARRANTY AND REPRESENTATIONS

12.1
As an essential term of this Agreement, each party hereby warrants and represents to the other party that it is entitled to disclose to and license the other party to use its Confidential Information, Improvement Inventions, and Patents under the terms of this Agreement without violating the trade secret or contractual rights of any third party.

EXCEPT AS SET FORTH IN SECTION 12.1 OR AS OTHERWISE SPECIFICALLY STATED HEREIN, THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS OR A PARTICULAR PURPOSE, PATENT VALIDITY, OR NON-INFRINGEMENT OF A THIRD-PARTY PATENT OF OTHER INTELLECTUAL PROPERTY RIGHTS REGARDING THE USE OR COMMERCIALIZATION OF PRODUCT, CONFIDENTIAL INFORMATION, IMPROVEMENT INVENTIONS, OR PATENTS.

XIII. INDEMNIFICATION

13.1	Each party shall indemnify, defend and hold harmless the other party from any and all claims, costs, liabilities, or damages (including reasonable attorney's fees) arising from its:

(a) uncured material breach of this Agreement;

(b) breach of any Warranty or Representation provided pursuant to Article XI;

(c)	grossly negligent, or wilful acts or omissions. Each party shall be responsible for any and all damages that it is subjected to by means of its own grossly negligent, or wilful acts or omissions.

13.2
In the event a third-party lawsuit is filed against a party (the "Indemnitee") due to the grossly negligent, or wilful actions or omissions of the other party (the "Indemnitor"), then the Indemnitee shall promptly provide notice of such suit to the Indemnitor, and permit the Indemnitor to control its defense, including the terms under which any such suit is settled. The Indemnitee shall provide all reasonable cooperation to the Indemnitor at the Indemnitor's expense in the defense of that suit.

13.3
Provided Licensee gives Licensor prompt written notice of any claim, Licensor will indemnify, defend and hold Licensee harmless from any and all claims, suits, actions, proceedings, costs and expenses, including reasonable attorney fees and expenses, incurred by Licensee arising from any claim by a third party that the Confidential Information, Improvement Inventions and Patents of Licensor included in this Agreement infringe on the proprietary rights of a third party. The defense and settlement of any such claim will be the sole responsibility of Licensor.

XIV. MISCELLANEOUS PROVISIONS

14.1
Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control and without the fault or negligence of such party. Such causes shall include, without limitation, storms, floods, other acts of nature, fires, explosions, riots, war or civil disturbance, strikes or other labor unrests, embargoes and other governmental actions or regulations which would prohibit either party from ordering or furnishing the Polymer or Product, or from performing any other aspects of the obligations hereunder, delays in transportation, and inability to obtain necessary labor, supplies or manufacturing facilities.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

14.2	Each and every right and remedy hereunder is cumulative with each and every other right and remedy herein or in any other agreement between the parties or under applicable law.

14.3	Each party hereby acknowledges receipt of a signed copy of this Agreement.

14.4
Nothing contained in this Agreement shall create or shall be construed as creating a partnership, a joint venture, agency or employment relationship between the parties. The parties agree to perform their obligations in accordance with this Agreement at arms’ length and only as independent contractors. Neither party has the right or authority to assume nor create any obligations or responsibilities, express or implied, on behalf of the other party, and neither party may bind the other party in any manner or thing whatsoever. Neither party shall be liable, except as expressly provided otherwise in this Agreement, for any expenses, liabilities or other obligations incurred by the other.

14.5
Skinvisible and the Licensee each represent and warrant to the other that it is duly organized, validly existing and in good standing under the laws of the State or Commonwealth (as applicable) in which incorporated, and that it has full corporate power and authority to carry on the business presently being conducted by it and to enter into and to perform its obligations under this Agreement.

14.6
Skinvisible and the Licensee each represent and warrant to the other that it has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of each party’s respective obligations hereunder. Each party’s officer executing this Agreement on its behalf has the legal power, right and authority to bind the party to the terms and conditions of this Agreement, and when he or she executes and delivers this Agreement and any instruments contemplated herein, he or she will have the power, right and authority to bind the party thereto.

14.7
All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopy, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt. The respective addresses to be used for all such notices, demands or requests shall be as set forth on page 1 hereof or to such other person or address as either party shall furnish to the other in writing from time to time. If personally delivered, such communication shall be deemed delivered upon actual receipt by the “attention” addressee or a person authorized to accept for such addressee; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt by the “attention” addressee or a person authorized to accept for such address; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section 14.7.

14.8	This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

14.9
This Agreement is not intended, nor shall it be construed, to confer upon any person except the parties hereto and its successors and permitted assigns any rights or remedies under or by reason of this Agreement, except as contemplated herein.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

14.10
This Agreement and all matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

14.11	The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

14.12
Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions. In any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

14.13
No waiver of a breach of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.

14.14
This Agreement may not be assigned by the Licensee without the prior written consent of Skinvisible which may not be unreasonably withheld. Skinvisible may assign, transfer, or convey its manufacturing obligations to third parties who shall be bound by the same standards as Skinvisible.

14.15
All prices quoted in this Agreement are exclusive of all applicable sales, use or other excise taxes (including sales tax and goods and services tax). The Licensee is responsible for all taxes and similar charges customary for a buyer of product and services as herein contemplated.

14.16
All disputes, claims or controversies arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled in United States under the Rules of Commercial Arbitration of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall take place in Las Vegas, Nevada.

14.17
The parties agree to execute such documents, make such filings and take such actions as may be reasonably necessary at the request of the other party to give full force and effect to the provisions hereof.

14.18
This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument. This Agreement may be delivered by personal delivery of facsimile transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

SKINVISIBLE PHARMACEUTICALS, INC.
By:	/s/ Terry H. Howlett	Date: 04/11/07
Name: Terry H. Howlett
Title: President / CEO

DRJ GROUP, INC.
By:	/s/ Robert L. Miller	Date: 04/11/07
Name: Mr. Robert L. Miller
Title: President

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

SCHEDULE A

Invisicare® Polymer Description

This information is supplied under Confidentiality Agreement
U.S. Patent Application Number
6,756,059

Invisicare® Polymer Series	INCI Name	PH Range
M-1	PVM/MA Copolymer VP/Hexadecene Copolymer VP/Eicosene Copolymer	5.5 - 8.0

Invisicare M-1 Polymer Specifications

Specification	Allowed	Method Used

Bacterial Screen (cfu/ml)	0	USP<61>
Total Solids	55 to 65%	SOP #1
pH	3.0 to 3.5	USP <791>
pH + Triethanolamine (750µl/10g)	6.5 to 7.5	USP <791>
Total Hydrophobic	49 to 55%	SOP #24

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

SCHEDULE B

Product Formulation and Specifications

*

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

SCHEDULE C

Territory

North America

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

SCHEDULE D

Polymer Pricing per Lb.

Invisicare®	39 - 858 Lbs.	1287 - 2145 Lbs.	2574 - 3861 Lbs.	4290 + Lbs.
Polymer	1 Pail to 2 Drums	3 to 5 Drums	6 to 9 Drums	10+ Drums

Invisicare® M-1	*	*	*	*

* The confidential portion has been omitted and filed separately with the Securities and Exchange Commission

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

SCHEDULE E

TRADEMARK LICENSE AGREEMENT

BY AND BETWEEN;

SKINVISIBLE PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Nevada having its principal place of business located at Unit #10 - 6320 South Sandhill Road, Las Vegas, Nevada, 89120 (“Skinvisible”);

AND

DRJ GROUP, INC., a company incorporated under the laws of the State of California having its principal place of business located at 171 Saxony Road, Suite 202 Encinitas, CA 92024 (hereinafter referred to as "Licensee").

WITNESSETH:

WHEREAS, Skinvisible is the owner of the trademark Invisicare®, which is the subject of U.S. Registration No. 2,663,235 issued on December 17, 2002 for "excipients, namely, polymers for use in the manufacture of topically applied pharmaceuticals, cosmetics, and skincare products in classes 1, 5, 6, 10, 26 and 46." (collectively "Trademark");

WHEREAS, Licensee desires to obtain a license to use the said Trademark in connection with the advertising, marketing, distribution, and sale of Skinvisible's Product within the Territory under the terms and conditions of the Licensing Agreement between the Parties of even date herewith ("Licensing Agreement"), as such Product and Territory terms are defined therein; and

WHEREAS, Skinvisible is willing to permit Licensee to use the Trademark under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual undertakings and obligations herein contained, the Parties agree as follows:

1.
Skinvisible hereby grants to Licensee, subject to all the terms and conditions herein contained, a non-exclusive, royalty-free, non-transferable license to use the Trademarks for the sole purpose of manufacturing, advertising, marketing, distributing, and selling the Products within Territory strictly in accordance with the terms and conditions of the Licensing Agreement.

2.
Licensee agrees that it will use the Trademark on all Product or on the packages for such Product, but only on Product which are produced and packaged in strict compliance with the standards and directions laid down in writing by Skinvisible, and further agrees that it will use the Trademark only on or in connection with Product which meets or exceeds Skinvisible's standards.

3.
Skinvisible shall have the right at all reasonable times to inspect and examine the methods, processes, containers, and materials used by Licensee in producing the Product on which the Licensee uses the Trademark, and to request samples of such Product and associated materials, and Licensee agrees to permit such inspections and examinations and to furnish such samples.

* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the Securities and Exchange Commission.

4.
Licensee shall have the right to refer to the Trademark in advertising and promotional literature and the like, as well as on labels for the Products sold under the Trademark. Licensee agrees that, on each label, advertisement, or other piece of material bearing the Trademark, such Trademark shall be conspicuously displayed and shall be keyed by a footnote reading "Invisicare® is a registered trademark used under license from Skinvisible Pharmaceuticals, Inc." Licensee further agrees that all labels, advertising, and other materials in which the Trademark is used, and which have not been supplied to Licensee by Skinvisible, must have the prior approval of Skinvisible, and Licensee agrees to submit samples of all such labels, etc. to Skinvisible prior to use.

5.
Licensee acknowledges Skinvisible's exclusive ownership of all right, title, and interest in and to the Trademark, and agrees that Licensee's use of the Trademark shall inure to the benefit of Skinvisible. Licensee further agrees that it will in no way dispute, impugn, or attack the validity of said Trademark or rights thereto.

6.
The term of this Agreement shall be the same as the term set forth in Article X of the Licensing Agreement. Once Licensee ceases to distribute and sell the Product, it shall immediately stop using the Trademark.

7.
If, at any time, Licensee should use the Trademark for goods not produced in accordance with the standards and directions laid down by Skinvisible, or for goods not meeting the quality standards set forth in the Licensing Agreement, or if, at any time, Licensee breaches any other provision of this Agreement or fails to observe any of its obligations hereunder, then the license granted herein shall terminate thirty (30) days after receipt of written notice from Skinvisible to that effect, provided that Licensee has not cured any breach or default to the satisfaction of Skinvisible by the end of said thirty (30) day period.

8.
This Agreement may not be assigned or otherwise transferred by Licensee (by operation of law or otherwise) to any entity without prior written consent of Skinvisible which will not be unreasonably withheld..

9.
Licensee agrees to notify Skinvisible immediately of any apparent infringement of the Trademark. Skinvisible shall take such action regarding such infringement as it deems, in its sole discretion, to be necessary or desirable, and Licensee agrees to cooperate therein.

10.	Skinvisible will maintain the Trademark registration at its own cost.